SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                           Form 8-K/A

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  July 17, 1996
               First State Financial Services, Inc.
               ------------------------------------
      (Exact name of registrant as specified in its charter)

     Delaware                0-16532                22-2823506
(State or other        (Commission File No.)     (I.R.S. Employer)
jurisdiction of                                Identification No.)
 incorporation


Registrant's telephone number, including area code:  (201) 575-5800




                          Not Applicable
                         ---------------
  (Former name or former address, if changed since last report)

Item 1(b).  Change of Control of the Registrant.

    On June 25, 1996, First State Financial Services, Inc. ("First State" or the "Registrant"), entered into an Agreement and Plan of Merger (the "Agreement") with Sovereign Bancorp, Inc. ("Sovereign"). The Agreement provides for the merger of the Registrant into Sovereign (the "Merger"), and for Sovereign to exchange $14.75 in Sovereign common stock for each outstanding share of the Registrant. The price is fixed to First State shareholders, subject to adjustment if the average price of Sovereign common stock, as defined in the Agreement, falls outside a specified range. First State has the ability to terminate the transaction if the average price of Sovereign common stock is less than $8.00 per share, unless Sovereign elects to increase the exchange ratio. Sovereign may terminate the transaction at any time if certain specified asset quality measures are triggered at First State, or if reported losses on asset sales exceed certain levels. In this regard, First State had previously announced a strategic restructuring, pursuant to which, among other things, it intended to liquidate substantially all of its problem assets and in connection therewith indicated that it intended to make significant additional provisions for loan losses in the third quarter of fiscal 1996. The Agreement may be terminated by Sovereign if First State records additional provisions for loan losses in excess of $5.75 million prior to the consummation of the Merger.

     Consummation of the Merger is subject to certain conditions, including the approval of the Registrant's stockholders and the receipt of all regulatory approvals. In connection with the Agreement, First State granted Sovereign an option to purchase 19.9% of its common stock (the "Stock Option Agreement"), subject to the occurrence of certain specified events. The description of the Agreement, including the Stock Option Agreement, is qualified in its entirety by reference to the terms of the Agreement, including the Stock Option Agreement.

     On July 10, 1996, the Registrant filed a Current Report on Form 8-K which included as an exhibit the Agreement and Plan of Merger, dated as of June 24, 1996, between First State Financial Services, Inc. and Sovereign Bancorp, Inc. The amended Current Report on Form 8-K being filed includes the Stock Option Agreement which was listed as an exhibit to the Agreement and Plan of Merger, but inadvertently omitted from the initial Current Report on Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

     The following Exhibits are filed as part of this report:

     Exhibit 2 Agreement and Plan of Merger, dated as of June 24, 1996, between First State Financial
                    Services, Inc. and Sovereign Bancorp, Inc., including the Stock Option Agreement.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              First State Financial Services, Inc.



DATE:  July 17, 1996          By:  /s/Michael J. Quigley, III
                                   Michael J. Quigley, III
                                   President and Chief Executive
                                   Officer

                         Exhibit Index

The following Exhibits are filed as part of this report:

Exhibit 2      Agreement and Plan of Merger, dated as of June 24,
               1996, between First State Financial Services, Inc and Sovereign Bancorp, Inc., including the Stock
               Option Agreement.